Exhibit 10.2

SECOND AMENDMENT TO

AMENDED AND RESTATED GOVERNANCE AGREEMENT

This Second Amendment to the Amended and Restated Governance Agreement (this “Amendment”) is entered into effective as of November 29, 2010, by and among GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), Theravance, Inc., a Delaware corporation (the “Company”), GlaxoSmithKline plc, an English public limited company (“GlaxoSmithKline”) and Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (“GGL” and with each of GSK, GlaxoSmithKline and the Company, a “Party”) and amends the Amended and Restated Governance Agreement (the “Governance Agreement”) entered into as of June 4, 2004 and as amended on April 25, 2007, by and among the Parties. All defined terms not defined in this Amendment shall have the meaning ascribed to them in the Governance Agreement.

WHEREAS, the Parties wish to amend the Governance Agreement to provide for the amendments described herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

1.             Article II, Section 2.1(d)(v) of the Governance Agreement be amended by replacing such Section so that such Section shall be and read as follows:

Notwithstanding anything contained in this Section 2.1(d)(i), (ii), (iii) and (iv), if the Company shall (A) issue Permitted Indebtedness consisting of securities exchangeable or convertible into Voting Stock or (B) convert into Voting Stock all or any portion of the $172.5 million in aggregate principal amount of unsecured convertible subordinated notes issued by the Company in January 2008 (the “Convertible Notes”), the Company shall, in either case, provide written notice to GSK of the conversion or exchange of any such Permitted Indebtedness or such Convertible Notes, as the case may be, within ten (10) days following any such conversion or exchange. GSK shall notify the Company within twenty (20) days following the receipt of such notice if it intends to purchase that number of shares of Voting Stock from the Company required to maintain GSK’s Percentage Interest as measured immediately prior to the date of such conversion or exchange of Permitted Indebtedness or Convertible Notes, as the case may be, at a price per share equal to the greater of (x) the conversion or exchange price of such Permitted Indebtedness or such Convertible Notes, as applicable, or (y) the Fair Market Value Per Share on the date of such purchase by GSK. The Company shall use its commercially reasonable efforts to issue such shares of Voting Stock to GSK within thirty (30) days after receipt of notice from GSK of its intention to purchase such shares or such later date as is necessary to comply with any federal or state securities or antitrust laws or the rules and regulations of the SEC, NASD, NASDAQ, or any other such self-regulating organization.

2.             This Amendment, the Governance Agreement and the agreements specifically referred to herein and therein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

3.             This Amendment shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Amendment shall be brought in the Court of Chancery of the State of Delaware.  Each Party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Amendment, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this Amendment may not be enforced in or by such courts.

4.             In the event of the invalidity of any provisions of this Amendment or if this Amendment contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Amendment.  The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions.  In the event that the terms and conditions of this Amendment are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Amendment in order to resolve any inequities.  Nothing in this Amendment shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

5.             This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties hereby have executed this Amendment on the date first written above.

THERAVANCE, INC.

By:	/s/ Rick E Winningham

Name:	Rick E Winningham

Title:	Chief Executive Officer

GLAXOSMITHKLINE LLC

By:	/s/ William J. Mosher

Name:	William J. Mosher

Title:	Vice President and Secretary

GLAXOSMITHKLINE plc

By:	/s/ Julian Heslop

Name:	Julian Heslop

Title:	Chief Financial Officer

GLAXO GROUP LIMITED

By:	/s/ Peter K. Hopkins

Name:	Peter K. Hopkins

Title:	A duly authorized representative for and on behalf of Glaxo Group Limited

SIGNATURE PAGE

SECOND AMENDMENT TO AMENDED AND RESTATED GOVERNANCE AGREEMENT